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                                                                   EXHIBIT 4(b)


                           BOATMEN'S BANCSHARES, INC.

                                 DEBT SECURITIES





                             -----------------------

                      FORM OF THIRD SUPPLEMENTAL INDENTURE
                          SUBORDINATED DEBT SECURITIES

                             -----------------------




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                           BOATMEN'S BANCSHARES, INC.



                                     AND


                            CHEMICAL BANK, TRUSTEE



                 ---------------------------------------------

                         THIRD SUPPLEMENTAL INDENTURE

                        DATED AS OF -------------, 199-
                 ---------------------------------------------


                          SUBORDINATED DEBT SECURITIES

                 ---------------------------------------------


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- -------------------------------------------------------------------------------




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                         THIRD SUPPLEMENTAL INDENTURE

       THIRD SUPPLEMENTAL INDENTURE, dated as of ----------------, 199-, by and between BOATMEN'S BANCSHARES, INC., a Missouri corporation (the "Company") and CHEMICAL BANK, a New York corporation (as successor by merger to Manufacturers Hanover Trust Company, a New York corporation), as trustee (the "Trustee").

                            RECITALS OF THE COMPANY

       The Company has heretofore entered into the Indenture, dated as of October 2, 1989 (the "Indenture") to provide for the issuance of its subordinated debt securities ("Securities") in one or more series and has appointed the Trustee to serve as trustee thereunder.

       The Company and the Trustee, by First Supplemental Indenture, dated September 23, 1992 (the "First Supplemental Indenture"), supplemented the Indenture to provide for the issuance of Securities in global form.

       The Company and the Trustee, by Second Supplemental Indenture, dated March 18, 1993 (the "Second Supplemental Indenture"), supplemented the Indenture to provide for the issuance of Securities which are intended to meet the criteria of 12 C.F.R. Section 250.166 and qualify for treatment as tier 2 capital under the rules and regulations of the Board of Governors of the Federal Reserve System.

       Pursuant to Sections 2.01 and 10.01(f) of the Indenture, the Company desires to supplement the Indenture effective only with respect to any one or more series of Securities issued subsequent to the date of this Third Supplemental Indenture, to provide certain additional provisions regarding the satisfaction and discharge of the Indenture which respect to Securities of such series.

       All things necessary to make Securities issued under the Indenture, as hereby supplemented, the valid obligation of the Company, and to make the Indenture, as hereby supplemented, a valid agreement of the Company, in accordance with their and its terms, have been done as of the date hereof.

        NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

       In order to comply with the requirements of the Indenture, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the holders of Securities issued on or after the date hereof as follows:


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                                 ARTICLE ONE
                           ADDITIONAL DEFINITIONS

       SECTION 101. The following definition is added to the
       -----------
provisions of Article I of the Indenture, following the definition of "Company" and preceding the definition of "Event of Default":

       Defeasible Security:
       -------------------

              The term "Defeasible Security" shall mean a Security of a series designated pursuant to Section
       2.01 as being subject to legal defeasance in accordance with the provisions of Section 13.05 of the Indenture.

       SECTION 102. The following definition is added to the
       -----------
provisions of Article I of the Indenture, following the definition of "Trust Indenture Act of 1939":

       U. S. Government Obligations:
       ----------------------------

              The term "U. S. Government Obligations" shall mean direct non-callable obligations of, or non-callable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof.


                                 ARTICLE TWO
                 PROVISIONS GOVERNING DEFEASIBLE SECURITIES

       SECTION 201.  The word "and" is hereby removed from the end
       -----------
of subparagraph (12) of Section 2.01 of the Indenture (as amended by the Second Supplemental Indenture), added at the end of subparagraph (13), and the following new subparagraph (14) is hereby added to Section 2.01:

              (14) whether the Securities of the series shall be issued as Defeasible Securities and, if so, any terms or conditions (in addition to those specified in Section 13.05) applicable to the legal defeasance of the Securities of such series;

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                                ARTICLE THREE
                 PROVISIONS GOVERNING DEFEASIBLE SECURITIES

       SECTION 301.  The following new Section 13.05 is hereby
       -----------
added to Article XIII of the Indenture:

              Section 13.05.  Defeasance of Securities.  If the
                              ------------------------
       Company shall, with respect to all Securities of a series designated pursuant to Section 2.01 (14) as Defeasible Securities and which have not theretofore been delivered to the Trustee for cancellation, (a) deposit or cause to be deposited with the Trustee as trust funds, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U. S. Government Obligations maturing as to principal and interest in such amounts and at such times as will, together with the income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay at maturity the principal and any interest due or to become due, and any other sums payable under this Indenture with respect to all Defeasible Securities of such series not theretofore delivered to the Trustee for cancellation, (b) complied with any other conditions specified pursuant to Section
       2.01 to be applicable to the discharge of such Defeasible Securities pursuant to this Section 13.05, and (c) delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein providing for, or relating to, the satisfaction and discharge of this Indenture with respect to such Defeasible Securities have been complied with, then this Indenture shall cease to be of further effect with respect to such Defeasible Securities (except as to (y) rights hereunder of holders to receive payments of principal of, and any interest and other amounts payable on, such Defeasible Securities, and (z) remaining rights of registration of transfer, substitution and exchange of such Defeasible Securities). Subject to the provisions of
       Section 13.04, all money deposited with the Trustee pursuant to this Section 13.05 shall be held in trust and applied by it, in accordance with the provisions of the Defeasible Securities and this Indenture, to the payment, either directly or through any paying agent as the Trustee may determine, to the Persons entitled thereto, of the principal, interest and any other sums for which such money has been deposited with the Trustee. If the Trustee or any paying agent is unable to apply any money or U.S. Government Obligations deposited with respect to any Defeasible Securities by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture with respect to such Defeasible Securities and such Defeasible Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Section 13.05 until such time as the Trustee or paying agent is permitted to apply such money or U.S. Government Obligations in accordance with this
       Section 13.05; provided, however, that if the Company has made any payment of principal or interest or any other sum payable under this Indenture with respect to any Defeasible Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Defeasible Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or paying agent.

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                               ARTICLE FOUR
                               MISCELLANEOUS

       SECTION 401.  Except as otherwise expressly provided or
       -----------
unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

       SECTION 402.  The recitals contained herein shall be taken
       -----------
as the statements of the Company only, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

       SECTION 403.  This Third Supplemental Indenture shall be
       -----------
governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

       SECTION 404.  This Third Supplemental Indenture may be
       -----------
executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

       SECTION 405.  In accordance with Section 10.04 of the
       -----------
Indenture, all Securities authenticated and delivered after the execution of this Third Supplemental Indenture shall bear the following notation:

       "As of ---------, 199-, the Indenture, dated as of October 2, 1989, relating to this Security has been amended by a First Supplemental Indenture, dated as of September 23, 1992, a Second Supplemental Indenture, dated as of March 18, 1993, and a Third Supplemental Indenture, dated as of ---------------, 199-."

       IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.


[SEAL]                                BOATMEN'S BANCSHARES, INC.

ATTEST:

- ---------------------                 By----------------------------------
Assistant Secretary                          Name:----------------------
                                             Title:---------------------

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[SEAL]                                CHEMICAL BANK (AS SUCCESSOR BY MERGER TO
                                       MANUFACTURERS HANOVER TRUST COMPANY),
                                       TRUSTEE

ATTEST:

- ---------------------                 By----------------------------------
Trust Officer                                Name:----------------------
                                             Title:---------------------



STATE OF MISSOURI          )
                           ) ss.
CITY OF ST. LOUIS          )

              On the ---- day of --------, in the year 199-, before me personally came ----------------, to me known, who, being by me duly sworn, did depose and say that he resides at
- ---------------------; that he is the ------------------- of
Boatmen's Bancshares, Inc., a corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said corporation: and that he signed his name thereto pursuant to like authority.



                                      ------------------------------
                                            Notary Public


STATE OF NEW YORK          )
                           ) ss.
CITY OF NEW YORK           )

              On the ---- day of --------, in the year 199-, before me personally came ----------------------------------, to me known, who, being by me duly sworn, did depose and say that he resides at --------------------------------; that he is a Vice
President of Chemical Bank, a corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said corporation; and that he signed his name thereto pursuant to like authority.



                                      ------------------------------
                                            Notary Public


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